NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Reid Cox
July 25, 2007		916-786-1799
r.cox@surewest.com

SUREWEST DECLARES QUARTERLY CASH DIVIDEND

(ROSEVILLE, CALIFORNIA) - Leading independent telecommunications holding company SureWest Communications (NASDAQ:SURW) announced that its board of directors declared a regular, quarterly cash dividend of $0.25 per share, payable September 14, 2007, to shareholders of record at the close of business on August 31, 2007. This represents the 216th consecutive quarterly dividend declared by the SureWest board of directors. SureWest has approximately 11,000 shareowners holding approximately 14.5 million total shares outstanding.

	Amount	Payable Date	Record Date
Regular Cash	$0.25	09-14-2007	08-31-2007

About SureWest
Serving the Northern California region for more than 90 years, SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers. SureWest's bundled offerings include an array of advanced digital video, high-speed Internet, local and long distance telephone, and wireless PCS. SureWest's fiber-to-the-premise IP-based network features high-definition video and symmetrical Internet speeds of up to 50 Mbps.

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